Exhibit 10.8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

ACKNOWLEDGEMENT AND AMENDMENT

TO THE PRECEDENT AGREEMENT FOR

FIRM LNG TANKER DISCHARGING SERVICE (EXPANSION PROJECT)

AND TO THE TERMINAL EXPANSION AGREEMENT COVE POINT

THIS ACKNOWLEDGEMENT AND AMENDMENT TO THE PRECEDENT AGREEMENT FOR FIRM LNG TANKER DISCHARGING SERVICE (EXPANSION PROJECT) AND TO THE TERMINAL EXPANSION AGREEMENT (this “Amendment”) is made as of this __ day of April 2009, by and between DOMINION COVE POINT LNG, LP, a Delaware limited partnership (“Operator”), and STATOIL NATURAL GAS LLC, a Delaware limited liability company (“Customer”). Operator and Customer are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain “Precedent Agreement for Firm LNG Tanker Discharging Service (Expansion Project)” by and between Operator and Customer, dated as of June 15, 2004, as amended (the “TPA”), Operator and Customer agreed to the terms and conditions on which Operator has undertaken the Terminal Expansion;

WHEREAS, pursuant to that certain “Terminal Expansion Agreement” by and between Operator and Customer, dated as of September 1, 2006, as amended (the “TEA”), Operator and Customer agreed to the terms under which Customer has contracted for all of the firm LNG tanker discharging capacity associated with the Terminal Expansion;

WHEREAS, Operator filed an “Application for Authority to Construct and Operate LNG Facilities under Section 3 of the Natural Gas Act” for its “Pipeline Compressor Addition Project” with the Federal Energy Regulatory Commission on February 3, 2009, in Docket No. CP09-59 (the “Compressor Addition Application”);

WHEREAS, the Parties have agreed to acknowledge, clarify and amend certain terms of the TPA and TEA to reflect their agreement that the costs of the facilities included in the Compressor Addition Application are properly included as Terminal Expenditures for purposes of calculating the LTD Expansion Rate pursuant to the TEA, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the TPA or the TEA, as applicable.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

2. Pipeline Compressors.

a. The facilities anticipated to be constructed as part of the Terminal Expansion (the “Baseline Facilities”) were identified by the Parties in Appendix A of the TPA and further defined in the April 20 Deliverables provided by Operator to Customer referenced in that Appendix A. The facilities listed there included two “Pipeline compressors”, with one to be installed as a spare.

b. The Terminal Expansion facilities constructed by Operator to date, as authorized by FERC in Docket No. CP05-130, do not include the Pipeline compressors.

c. In the Compressor Addition Application, Operator has requested FERC authority to construct, install, own, operate and maintain a new 3,500 horsepower electric driven reciprocating pipeline compressor unit at the Terminal, along with other ancillary facilities as described in that application (together, the “Compressor Addition Facilities”). The Compressor Addition Facilities will be used to increase Operator’s capability to compress vapor for send-out as needed, in particular, at times when vaporization is not occurring at the Terminal on a regular basis.

d. Subject to FERC approval, which Operator will use its Best Reasonable Efforts to obtain, Operator will commence construction of the Compressor Addition Facilities beginning in May 2009, with an anticipated in-service date of October 31, 2009. Operator estimates that the capital cost of the Compressor Addition Facilities will be approximately nine million dollars ($9,000,000).

3. Agreed Inclusion of Compressor Addition in Terminal Expansion.

a. Pursuant to Section 2.7(a)(i) of the TPA, Operator is to provide Customer a Notice of Change if it identifies at any time the need to construct any facility (a “New Facility”) that will increase the design capability identified in the Baseline Facilities and increase capital costs by $1,000,000 or more. In that event, Customer has the right (pursuant to Section 2.7(a)(ii) of the TPA) to challenge the inclusion of any or all of the costs of the New Facility as “Terminal Expenditures” on the basis that “it is not reasonably necessary for the Terminal Expansion and properly allocated to the Terminal Expansion.” In the event of such a challenge, the dispute would be resolved pursuant to the terms of Section 2.7(a)(iii) of the TPA.

b. The pipeline compressors were included in the Baseline Facilities but not in the facilities previously authorized by FERC, and Operator has decided to construct only one new such compressor. The Parties express no determination or agreement as to whether a Notice of Change is needed to include the Compressor Addition Facilities in the Terminal Expansion. In any case, to avoid potential dispute regarding this issue, the Parties hereby agree that the costs of the Compressor Addition Facilities may be included as Terminal Expenditures, subject to the terms and conditions set forth in this Amendment and the TPA and the TEA.

c. Notwithstanding the inclusion of the Compressor Addition Facilities in Terminal Expenditures, Operator anticipates that the final amount of Terminal Expenditures shall be less than the monetary cap on Terminal Expenditures set forth in Section 5.2(a)(1)(iv) of the TEA (as previously reduced by the September 26, 2007 letter agreement between the Parties). Accordingly, Section 5.2(a)(1)(iv) of the TEA is hereby amended to replace the amount “$*** million” (already reduced to $*** by the September 26, 2007 letter agreement) with the amount “$*** million”. This amended cap shall apply even if the Compressor Addition Facilities cause the total Terminal Expenditures to exceed the cap.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

d. In recognition of the timing needed for completion of the Compressor Addition Facilities, Section 5.2(a)(1) of the TEA is hereby amended to add the following new Section 5.2(a)(1)(v) immediately after Section 5.2(a)(1)(iv):

“(v)	Notwithstanding the generally applicable limitation on the timing for the incurrence of Terminal Expenditures set forth above, Terminal Expenditures shall include Operator’s actual capital expenditures related solely to the Compressor Addition Facilities incurred prior to the date that the Compressor Addition Facilities are placed in-service, as well as capital expenditures for project completion work associated with the Compressor Addition Facilities made within the 6 months after that in-service date.”

4. Effect on the Timing of Calculation of Revised LTD Expansion Rate.

a. Pursuant to Section 5.3(a) of the TEA, Operator notified Customer of its calculation of the preliminary LTD Expansion Rate, along with work papers showing the derivation of the rate, as part of notice setting the In-Service Date, which was transmitted on April 7, 2008. As shown in those work papers, the preliminary LTD Expansion Rate was based on estimated Terminal Expenditures of $***. The inclusion of the costs of the Compressor Addition Facilities as Terminal Expenditures, as agreed upon here, shall not affect the preliminary LTD Expansion Rate.

b. Pursuant to Section 5.3(a) of the TEA, Operator is to provide Customer a detailed report setting forth a revised LTD Expansion Rate and describing all Terminal Expenditures and included costs with an explanation of the derivation of the rate, together with supporting work papers, by no later than 210 days after the In-Service Date – i.e., by October 22, 2009. Operator does not anticipate placing the Compressor Addition Facilities in-service, or completing work on those facilities, until after that date.

c. To allow time for the completion of the Compressor Addition Facilities, the last sentence of Section 5.3(a) of the TEA is hereby amended to replace the existing phrase “No later than 210 days after the In-Service Date” with the phrase “No later than 210 days after the Compressor Addition Facilities are placed in-service”.

d. Correspondingly, the first sentence of Section 5.3(c) of the TEA is hereby amended to replace the existing phrase “Within 8 months after the In-Service Date” with the phrase “Within 8 months after the Compressor Addition Facilities are placed in-service”.

5. References.

a. Upon the effectiveness of this Amendment, each reference in the TPA or TEA, to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the TPA or TEA (as applicable) as clarified and amended by this Amendment.

b. Except as specifically amended above, the TPA and TEA shall remain in full force and effect and are hereby ratified and confirmed in all respects.

c. This Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of any Party.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

d. This Amendment (together with any other document executed and delivered in connection herewith) is not intended to be, nor shall it be construed as, a novation of the TPA or TEA.

6. Governing Law. The interpretation and performance of this Amendment will be in accordance with and controlled by the laws of the State of New York, without giving effect to any conflict of laws principles other than New York General Obligations Law §§5-1401 and 5-1402.

7. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument. Facsimile signatures on this Amendment shall be treated for all purposes as binding on such signatory to the same extent as an original signature. If a Party delivers an executed counterpart of this Amendment, such Party shall promptly deliver to the other Party (or its counsel) such number of original signatures of this Amendment promptly after its effectiveness as the Party may request.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their proper officers as of the date first written above.

DOMINION COVE POINT LNG, LP, as Operator

By:	/s/ Donald R. Raikes
Name:	Donald R. Raikes
Title:	Vice President Marketing

STATOIL NATURAL GAS LLC, as Customer

By:	/s/ Hilde Nafstad
Name:	Hilde Nafstad, President
Title:	Statoil Natural Gas, LLC

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